NEWS RELEASE
July 30, 2021

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. APPOINTS BOARD MEMBER

KALISPELL, MONTANA – Glacier Bancorp, Inc.’s (NASDAQ: GBCI) Board of Directors and its wholly owned subsidiary Glacier Bank announce the appointment of Michael B. Hormaechea as a Director of the Company and Glacier Bank, effective September 1, 2021. Mr. Hormaechea was also appointed to the Company’s Audit, Compensation, Compliance, Nominating/Corporate Governance, and Risk Oversight Committees.
Michael B. Hormaechea is the manager of Hormaechea Development LLC and has over 25 years of leadership in the real estate development industry for residential, commercial resort and mixed-use projects. He currently serves as a director for Mountain West Bank, a division of Glacier Bank. Mr. Hormaechea earned a Bachelor’s degree in Business Administration at the University of San Diego and will bring extensive experience in executive-level leadership, corporate management, operations, strategic planning, marketing, business development and finance.

Glacier Bancorp, Inc. is the parent company for Glacier Bank and its bank divisions: Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Visit Glacier’s website at http://www.glacierbancorp.com.